________________________________________________________________________________
________________________________________________________________________________
                                                                    EXHIBIT 25.1
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

                         PNC BANK, NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                                 One PNC Plaza
         Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania  15222
              (Address of principal executive offices - Zip code)

        Allan K. Poust,  Vice President, PNC Bank, National Association
           4th Floor, Two PNC Plaza, Pittsburgh, Pennsylvania  15222
                                 (412) 762-2838
           (Name, address and telephone number of agent for service)

                                TRITON PCS, INC.
              (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                      4812
                           (Primary SIC Code Number)

                                   23-2930873
                      (I.R.S. Employer Identification No.)

                        101 Lindenwood Drive, Suite 125
                          Malvern, Pennsylvania 19355
              (Address of principal executive offices - Zip code)

11% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2008 AND GUARANTEES OF THE 11% SENIOR
                      SUBORDINATED DISCOUNT NOTES DUE 2008
                           (Title of the securities)
 ______________________________________________________________________________
 ______________________________________________________________________________

ITEM 1.  GENERAL INFORMATION.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency        Washington, D.C.
               Federal Reserve Bank of Cleveland      Cleveland, Ohio
               Federal Deposit Insurance Corporation    Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.  (See Exhibit T-1-3)


ITEM 2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          Neither any obligor nor any underwriter for any obligor is an affiliate of the trustee.

ITEM 3 THROUGH ITEM 14.

     None of the obligors are currently is in default under any outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

ITEM 15.  FOREIGN TRUSTEE.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

          Not applicable (trustee is not a foreign trustee).


ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit T-1-1  -    Articles of Association of the trustee, with all
                         amendments thereto, as presently in effect, filed as
                         Exhibit 1 to Trustee's Statement of Eligibility and
                         Qualification, Registration No. 333-43153 and incorporated herein by reference.

     Exhibit T-1-2  -    Copy of Certificate of the Authority of the Trustee to
                         Commence Business, filed as Exhibit 2 to Trustee's
                         Statement of Eligibility and Qualification,
                         Registration No. 2-58789 and incorporated herein by reference.

     Exhibit T-1-3  -    Copy of Certificate as to Authority of the Trustee to
                         Exercise Trust Powers, filed as Exhibit 3 to Trustee's
                         Statement of Eligibility and Qualification,
                         Registration No. 2-58789, and incorporated herein by reference.

     Exhibit T-1-4  -    The By-Laws of the trustee, filed as Exhibit 4 to
                         Trustee's Statement of Eligibility and Qualification,
                         Registration No. 333-28711 and incorporated herein by refenence.

     Exhibit T-1-5  -    The consent of the trustee required by Section 321(b)
                         of the Act.

     Exhibit T-1-6  -    The copy of the Balance Sheet taken from the latest
                         Report of Condition of the trustee published in response to call made by Comptroller of the Currency under Section 5211 U.S. Revised Statutes.


                                      NOTE

  The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of any obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of any obligor, or are affiliates or directors or executive officers of any obligor, and (b) the voting securities of the trustee owned beneficially by any obligor and each director and executive officer of each obligor, are based upon information furnished to the trustee by the obligors and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligors, it cannot accept any responsibility therefor.



--------------------------------------------------------------------------------

                         Signature appears on next page

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh and Commonwealth of Pennsylvania on August 27, 1998.

                                    PNC BANK, NATIONAL ASSOCIATION
(Trustee)


                                    By /s/ Allan K. Poust
                                      -----------------------------
                                      Allan K. Poust
                                      Vice President

                                                   EXHIBIT T-1-5


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed offering by Triton PCS, Inc. and its Subsidiary Guarantors, of the 11% Senior Subordinated Discount Notes due 2008 and Guarantees of the 11% Senior Subordinated Discount Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    PNC BANK, NATIONAL ASSOCIATION
(Trustee)


                                    By /s/ Allan K. Poust
                                      -----------------------------
                                       Allan K. Poust
                                       Vice President


Dated: August 27, 1998

                                                   EXHIBIT T-1-6



                          SCHEDULE RC - BALANCE SHEET
                                      FROM
                              REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                          at the close of business on
                                 March 31, 1998
                       filed in response to call made by
                          Comptroller of the Currency,
                under title 12, United States Code, Section 161
                               Charter Number 540
               Comptroller of the Currency Northeastern District


                                 BALANCE SHEET

                                                        Thousands
                                                        of Dollars
                                                        ----------

                                     ASSETS

Cash and balances due from depository institutions
 Noninterest-bearing balances and currency and coin.......   $ 2,571,979
 Interest-Bearing Balances................................        74,141
Securities
 Held-to-maturity securities..............................             0
 Available-for-sale securities............................     6,438,137
 Federal funds sold and
 Securities purchased under agreements to resell..........       233,993
Loans and lease financing receivables:
 Loans and leases, net of unearned income                    $53,845,983
 LESS:  Allowance for loan and lease losses                      879,844
 LESS:  Allocated transfer risk reserve                                0
 Loans and leases, net of unearned income,
   allowance and reserve..................................    52,966,139
Trading assets............................................        91,468
Premises and fixed assets (including capitalized leases)..       805,743
Other real estate owned...................................        43,906
Investments in unconsolidated subsidiaries and
 associated companies.....................................         2,940
Customers' liability to this bank on acceptances
 outstanding..............................................        74,249
Intangible assets.........................................     1,628,061
Other assets..............................................     1,995,543
                                                             -----------

 Total Assets.............................................   $66,926,299
                                                             ===========

                                  LIABILITIES

Deposits:
 In domestic offices...............................................  $40,991,484
   Noninterest-bearing                                               $ 9,664,232
   Interest-bearing                                                   31,327,252
 In foreign offices, Edge and Agreement subsidiaries,
   and IBFs........................................................    2,253,178
   Noninterest-bearing                                               $     9,137
   Interest-bearing                                                    2,244,041
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
 Edge and Agreement subsidiaries, and in IBFs:
   Federal funds purchased and
   Securities sold under agreements to repurchase..................    2,274,573
Demand notes issued to U.S. Treasury...............................           25
Trading Liabilities................................................      151,785
Other borrowed money
 With original maturity of one year or less........................    8,838,456
 With original maturity of more than one year through three years..      231,929
 With original maturity of more than three years...................    4,153,234
Bank's liability on acceptances executed and outstanding...........       74,249
Subordinated notes and debentures..................................      671,220
Other liabilities..................................................    1,306,177
                                                                     -----------
Total liabilities..................................................   61,036,310

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus........             0
Common Stock.........................................       218,919
Surplus..............................................     2,376,731
Undivided profits and capital reserves...............     3,327,385
Net unrealized holding gains (losses) on
 available-for-sale securities.......................       (33,046)
Cumulative foreign currency translation adjustments..             0
Total equity capital.................................     5,889,989
                                                        -----------

Total liabilities and equity capital.................   $66,926,299
                                                        ===========
